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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") between COMFORT SYSTEMS USA (TEXAS), L.P., a Texas limited partnership (the "Company"), and Gary E. Hess ("Employee") is entered into effective as of the 1st day of April, 2002.

                                    RECITALS

         1. The Company, Comfort Systems USA, Inc., a Delaware corporation, and its subsidiaries and affiliates (collectively, the "Comfort Group") are engaged in the business of mechanical contracting services, including heating, ventilation and air conditioning, piping, plumbing and electrical and related services ("Services").

         2. Employee has been employed by the Company in various executive positions through March 31, 2002, most recently as its Chief Operating Officer and President. In connection with the transition of Employee from such position to a new part time role, the Company desires to engage Employee in a part-time capacity to facilitate the transition with respect to various matters with which Employee has been involved and the Company also desires to use Employee as a resource during the term of this Agreement.

         3. Employee is a party to that certain Employment Agreement dated January 1, 2001 between the Employee and the Company (the "Prior Employment Agreement").

         NOW, THEREFORE, in consideration of such engagement and of the promises, terms, covenants and conditions set forth herein, the Company and Employee hereby agree as follows:

1. PRIOR EMPLOYMENT AGREEMENT TERMINATED. Employee hereby agrees that the Prior Employment Agreement is hereby irrevocably terminated. As consideration for such termination and in complete satisfaction and release of all rights and benefits of the Employee under the Prior Employment Agreement, Company will pay to Employee a lump-sum payment equal to $250,000. The payment will be made on or before April 15, 2002 and shall be subject to all legally required withholding.

2. ENGAGEMENT AND DUTIES. The Company hereby engages Employee as a part-time Employee for a period commencing on the date hereof, and ending on September 30, 2005 (the "Term"), to perform such duties as the Company may reasonably specify. Employee hereby accepts this engagement and agrees to perform and make himself available from time to time to and to devote reasonable time, attention and efforts, but not to an average of 90 hours per quarter, to promote and further the Company's business as the Company may reasonably require.

3. COMPENSATION, EXPENSES AND TERMINATION. During the term of Employee's engagement with the Company, for all services rendered by Employee to the Company, the Company shall pay to Employee $10,715 per calendar quarter for each of the fourteen



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         quarters during the Term, for an aggregate total payment of $150,010.
         Payments will made pursuant to the Company's normal pay practices, including all required deductions. Employee agrees that as a result of his part-time status he will not be entitled to participate in any of the Company's welfare benefit programs, including and health and dental insurance. If at any time during the Term (i) substantially all of the outstanding capital stock or assets of the Comfort Group is acquired, by merger or otherwise, or (ii) the Employee is terminated without cause, then, within 30 days of such event the Company shall pay to Employee a single lump sum payment equal to all of the remaining salary payable under this Agreement and shall vest any options that he holds that are not vested and that have not otherwise been exercised or terminated, provided, however, in the event Employee has accepted full-time employment with any third party or has associated himself in any capacity with a third party engaged in providing Services, the Company may terminate this Agreement without vesting any options or paying the remaining salary otherwise payable hereunder.

4.       CONFIDENTIALITY.

         a. As used herein, the term "Confidential Information" means any information, technical data or know-how of the Company and the other members of the Comfort Group, whether acquired during the Term or prior to the Term in Employee's former capacity, including, but not limited to, that which relates to customers, business affairs, business plans, financial matters, financial plans and projections, pending and proposed acquisitions, operational and hiring matters, contracts and agreements, marketing, sales and pricing, prospects of the Comfort Group, and any information, technical data or know-how that contain or reflect any of the foregoing, whether prepared by the Company, any other member of the Comfort Group, Employee or by any other person or entity; provided, however, that the term "Confidential Information" shall not include information, technical data or know-how that Employee can demonstrate is generally available to the public not as a result of any breach of this Agreement by Employee.

         b. Except in the performance of Employee's duties as a Employee to the Company, Employee will not, during or after the term of Employee's engagement with the Company, disclose to any person or entity or use, for any reason whatsoever, any Confidential Information.

5.       NON-COMPETITION.

         a. Employee will not, during the Term and for a period of one year following the Term, for any reason whatsoever, directly or indirectly, on Employee's behalf or on behalf of or in conjunction with any other person, company, partnership or business of whatever nature:

                  (i) engage within one hundred miles of where the Comfort Group conducts business (the "Territory") in any capacity whatsoever for any business or person engaged in Services;



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                  (ii)     call upon any person who is an employee of the
                           Company or any other member of the Comfort Group for the purpose of enticing such employee away from or out of the employ of the Company or the Comfort Group;

                  (iii) call upon any person which is, at that time, or which has been, within the term of such Employee's engagement, a customer of the Company or any other member of the Comfort Group for the purpose of selling Services; or

                  (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was called upon by Employee on behalf of the Company or any other member of the Comfort Group or for which an acquisition analysis was made by Employee on behalf of the Company or any other member of the Comfort Group for the purpose of acquiring such entity.

         b. It is agreed that the period during which this Section 4 shall be effective shall be computed by excluding from such computation of time any time during which Employee is in violation of this Agreement.

6. RETURN OF COMPANY PROPERTY. All records, plans, manuals, "field guides", memoranda, lists, documents, statements and other property delivered to Employee by or on behalf of the Company or any other member of the Comfort Group, by any customer of the Company or any other member of the Comfort Group (including but not limited to, any such customers obtained by Employee), by any acquisition candidate of the Company or any other member of the Comfort Group, and all records compiled by Employee which pertain to the business or activities of the Company or any other member of the Comfort Group, whether acquired during the Term or before the Term in Employee's prior capacity, shall be and remain the property of the Company, and be subject at all times to its discretion and control.

7. SEVERABILITY. The covenants set forth in this Agreement are severable and separate, and the unenforceability of any specific covenant shall not affect any other covenant or provision set forth herein. In the event that any court of competent jurisdiction shall determine that any covenant contained herein is unreasonable, it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable, and this Agreement shall thereby be reformed.

8. SURVIVAL. The provisions and covenants of Sections 3, 4, 5, 6 and 7 shall survive termination of this Agreement.

9. SPECIFIC PERFORMANCE. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the covenants contained in Sections 3, 4 and 5 and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the Company shall be entitled to specific performance and that such covenants may be enforced by the Company in the event of any breach or threatened breach by Employee, by injunctions, restraining orders and other appropriate equitable relief. Employee further agrees to waive any requirement for the securing or posting of any bond.


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10.      GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYEE:                               COMPANY:

                                        COMFORT SYSTEMS USA (TEXAS), L.P.
                                        By: Comfort Systems USA G.P., Inc.


/s/ Gary E. Hess
---------------------------
Gary E. Hess                            By: /s/ William George
                                           -------------------------------------
                                                   William George
                                                   Senior Vice President



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